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                                                                     EXHIBIT 2.2

                                  AMENDMENT TO

                          SECURITIES PURCHASE AGREEMENT

         This AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (the "Amendment") is entered into as of July 10, 2003, by and between XGI Technology, Inc. (the "COMPANY") and Trident Microsystems (Far East) Ltd., a Cayman Islands, B.W.I. corporation ("TMFE")

                                    RECITALS

         The parties wish to amend that certain Securities Purchase Agreement dated June 10, 2003 (the "AGREEMENT") by and between the Company and TMFE, upon the terms and conditions set forth herein.

         The parties incorrectly provided in Section 2.2 of the Agreement that the purchase price to be paid by the Company to TMFE for the securities of XGI Cayman Ltd. would include US $1,000,000.

         The Company intends to purchase certain inventory directly from TMFE with such $1,000,000.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The first paragraph to the Agreement shall be amended to correct the name of TMFE's wholly owned subsidiary from XGI Cayman Ltd. to XGi Technology Inc. (Cayman).

2. Section 2.2 of the Agreement is hereby amended by deleting such Section 2.4 in its entirety and replacing it with the following language:

         "2.2     SALE. Subject to the terms and conditions hereof, at the
         Closing (as such term is hereinafter defined), TMFE will sell and transfer to XGI, all of the Stock for an aggregate purchase price of NT $450,000,000.

2. Except as specifically amended herein, the Agreement shall remain in full force and effect and is unaffected by the terms hereof.

3. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Each reference to a section number shall, unless otherwise expressly provided herein, refer to such enumerated section of the Agreement.

4. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when all or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereto as signatories.

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         IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties set forth below.

COMPANY:                   XGI TECHNOLOGY INC.

                           By: /s/ Chris Lin
                               -------------------------------------------------
                               Chris Lin, President

TMFE:                      TRIDENT MICROSYSTEMS (FAR EAST) LTD.

                           By: /s/ Frank Lin
                               -------------------------------------------------
                               Frank Lin, Chief Executive Officer and President